UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2023

AMERICAN BATTERY TECHNOLOGY COMPANY

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

100 Washington Street, Suite 100

Reno, NV 89503

(Address of principal executive offices)

Tel: (775) 473-4744

(Registrant’s Telephone Number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Following the March 7, 2023, announcement that American Battery Technology Company (the “Company”) executed a term sheet with global marketing and supply chain platform TechMet-Mercuria for a $20 non-dilutive pre-payment for the purchase of its recycled battery metal products, the Company entered into definitive agreements pursuant to the term sheet.

On May 17, 2023, the Company entered into a Credit Agreement (the “Credit Agreement”) with Mercuria Investments US, Inc., as agent. The Credit Agreement provides for an aggregate loan amount of up to $20 million, comprised of (i) an initial term loan in the aggregate principal amount of $6 million and (ii) delayed draw term loan commitments in an aggregate amount equal to $14 million. Borrowings under the Credit Agreement carry interest calculated as the secured overnight financing rate published on the Federal Reserve Bank of New York’s website, plus the applicable credit spread adjustment, based on the elected interest period, plus an applicable margin rate of 6%. The Credit Agreement contains various restrictions and covenants applicable to the Company. Among other requirements, the Company must maintain (i) a minimum unrestricted cash balance of $1.5 million, (ii) a minimum debt service coverage ratio of 1.25:1.00, and (iii) a total net debt to capitalization ratio of less than 100%. The Credit Agreement has a maturity of 24 months from the date of signing, and it is secured by, among other things, certain real estate owned by the Company. The Credit Agreement also contains customary events of default.

Concurrently, and included in the loan documents for the Credit Agreement, the Company entered into a Marketing Agreement (the “Marketing Agreement”) with Mercuria Energy America, LLC (“Mercuria Energy”), where the Company agreed to deliver certain products from its lithium-ion battery recycling plant for Mercuria Energy to market and sell to final customers. The Company will compensate Mercuria Energy with a marketing fee and reimbursement of customary fees and expenses associated with the transportation and sale of black mass to final customers.

The foregoing descriptions of the Credit Agreement and Marketing Agreement are qualified in their entirety by the agreements, copies of which will be filed as exhibits to the Company’s annual report on Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY TECHNOLOGY COMPANY

Date: May 23, 2023	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer